Exhibit 99.1

Eagle Pharmaceuticals Announces Changes to Its Board of Directors; Director, Michael Graves Appointed Chairman

Douglas L. Braunstein and Robert Glenning join the board

Hudson Executive Capital LP acquires 6.1% equity interest in Eagle

WOODCLIFF LAKE, N.J. — July 5, 2016 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced that Douglas L. Braunstein, co-founder of Hudson Executive Capital LP and former Vice Chairman and Chief Financial Officer, JPMorgan Chase & Co., and Robert Glenning, President Financial Services Division and Chief Financial Officer, Hackensack Meridian Health have joined Eagle’s Board of Directors.  Director, Michael Graves, has been appointed Chairman of the Board of Directors and Chairman of the Compensation Committee, replacing Jay Moorin in each of those roles. Directors, Jay Moorin and Dr. Alain Schreiber have resigned their board seats. Mr. Braunstein’s investment firm, Hudson Executive Capital LP, holds a 6.1% equity interest in Eagle’s common stock.

“I am very grateful to Jay and Alain for their commitment to our mission and the important role they played in helping Eagle become a profitable commercial stage company. Their expertise and guidance for the better part of a decade have been instrumental in helping Eagle grow, and I extend my deepest appreciation to Jay and Alain for their valuable contributions,” stated Scott Tarriff, President and Chief Executive Officer.

“Mike Graves has been an integral member of Eagle’s board since joining in November 2013. His depth of experience with both generic and branded drugs in the specialty pharmaceuticals sector will allow Eagle’s management team to expand our growth and profitability in the years to come. We are delighted that he has accepted the role of Chairman of the Board,” added Tarriff.

“Today, Eagle is well-positioned to take advantage of the many exciting opportunities ahead. As we focus on expanding our commercial portfolio, Doug and Robert’s deep expertise as strategic leaders in finance and healthcare will be pivotal in helping us grow so that we can deliver sustained shareholder value. We are very pleased to welcome them to our Board of Directors,” concluded Tarriff.

“Doug brings over 30 years of experience in the financial services industry to Eagle’s board, including as Vice Chairman of JPMorgan Chase.  His breadth of experience in the full scope of corporate finance solutions, including over $1 trillion in strategic transactions, will provide Eagle with meaningful guidance as the Company looks to maximize the strategic value of our commercial products and deep R&D pipeline,” stated Michael Graves, Chairman of the Board of Directors.

“Likewise, we are very fortunate to have Robert join our board. As a seasoned executive, and CFO of New Jersey’s largest health delivery network, Robert’s depth of experience with reimbursement, procurement and managing large and complex environments will provide Eagle with valuable insights and add an important perspective to our board as we advance our pipeline. I look forward to working closely with both Doug and Robert,” concluded Graves.

Robert Glenning commented, “I am pleased to join Eagle at this exciting time and look forward to applying my healthcare finance experience to assist Eagle in leveraging its growing portfolio.  I look forward to working with Eagle management and my accomplished colleagues on the Board of Directors to expand Eagle’s reach.”

Douglas Braunstein stated, “Our firm has had a constructive dialogue with Scott Tarriff and the Eagle Board over the last several months.  We believe there is significant strategic value that is not reflected in the company’s current stock price.  I am pleased to have been invited to join the Board, and I look forward to working with Scott and my fellow Directors to unlock full value for all Eagle shareholders.”

About Michael Graves

Michael Graves has served as a member of Eagle’s board of directors since November 2013. In January 2012 Mr. Graves joined the board of directors of RiboCor, Inc. and in December 2011, Mr. Graves was appointed chairman of the board of directors of Nanocopoeia, Inc., both private pharmaceutical companies. From May 2007 to July 2011, Mr. Graves served as the chief executive officer and president of Paddock Laboratories, Inc., a pharmaceutical company engaged in the manufacture, distribution and marketing of bioequivalent generic pharmaceuticals. From September 2005 to November 2006, Mr. Graves served as president of the generic products division at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals. While at Par, Mr. Graves oversaw the strategy development of Par’s generic pharmaceutical business. Beginning in 1998, Mr. Graves served as director of marketing and sales operations of Par, and in 2004, Mr. Graves was promoted to senior vice president of corporate development and strategic planning. Mr. Graves served in this position until his promotion to president of the generic products division in September 2005. Mr. Graves holds a B.S. from State University College of New York at Buffalo.

About Robert L. Glenning

Robert L. Glenning has over 30 years of experience in the healthcare industry and currently serves as the President of the Financial Services Division and Chief Financial Officer at Hackensack Meridian Health, the most comprehensive health delivery network in the state of New Jersey with anticipated revenues of over $4 billion annually. He previously served as Executive Vice President and CFO of Hackensack University Health Network.  From 2002 — 2007, Robert served as an Executive Vice President and Chief Financial Officer of Kaleida Health Inc., the largest healthcare system in western NY. Prior to Kaleida Health, he served as Vice President and Chief Financial Officer of acute care at Northeast Health and Albany Memorial Hospital. Robert began his career at PricewaterhouseCoopers. He earned his BBA Siena College and his MBA from Clarkson University. He is a Certified Public Accountant (license currently inactive).

About Douglas L. Braunstein

Douglas Braunstein has 30 years of industry experience, currently serving as a managing partner and co-founder of Hudson Executive Capital LP.  During his career at JPMorgan Chase & Co., Doug served as CFO, Vice Chairman, a member of the Operating Committee, and Head of Americas Investment Banking and Global M&A, among other roles.  Doug is a trustee of Cornell University and a member of Cornell’s Investment Committee for the Endowment.  He received his B.S. from Cornell University in 1983 and his J.D. from Harvard Law School in 1986.

About Hudson Executive Capital LP

Hudson Executive Capital LP (“HEC”) is an investment firm focused on value creation as a strategic shareholder.  The firm was founded by Douglas Braunstein and James Woolery, former Chairman-elect, Cadwalader, Wickersham & Taft LLP, who leverage their extensive public company executive and transactional experience to actively engage with companies to drive change through Constructive Engagement®.  HEC seeks to identify opportunities in the US mid-cap space, where actionable operational improvements and strategic transactions can catalyze value for shareholders.  The Founders and portfolio management team work alongside a group of 37 current and former public company CEO investors in the Fund, who can assist in all stages of the investment process.  HEC works collaboratively with shareholders, management, and boards of portfolio companies.  For more information about HEC, visit www.hudsonexecutive.com.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway.  Additional information is available on the company’s website at www.eagleus.com.

Eagle’s Forward-Looking Statements:

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “may,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “entitles,” and similar expressions are intended to identify forward-looking statements. These statements include statements regarding future events including, but not limited to: the impact, if any, that the appointment of new directors will have on Eagle’s business; the ability of these new directors to leverage effectively their expertise and experience to expand Eagle’s reach and value; the ability of Eagle to continue to expand its product portfolio as well as to maximize the value of its commercial products; the ability of Eagle to deliver sustained shareholder value over time; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the U.S. Securities and Exchange Commission. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to whether Eagle’s management and/or board of directors will be effective in managing Eagle’s business and future growth, as well as the other risks described in Eagle’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

Investor Relations for Eagle Pharmaceuticals, Inc.:
In-Site Communications, Inc.

Lisa M. Wilson

President

212-452-2793

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